UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 1, 2012

GSI Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Brunswick, Canada

(State or Other Jurisdiction of Incorporation)

001-35083	98-0110412
(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 266-5700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2012, GSI Group Inc. (“GSI”) and 125 Middlesex Turnpike, LLC entered into an Amended and Restated Lease, with respect to the Lease dated November 2, 2007, as amended on February 11, 2010, by and between GSI and 125 Middlesex Turnpike, LLC for GSI’s corporate headquarters located at 125 Middlesex Turnpike, Bedford, Massachusetts 01730.

Material changes made by the Amended and Restated Lease include:

•	The expiration date of the lease is extended from May 31, 2013 to May 31, 2019.

•

Annual Rent for the initial seven (7) year period from May 1, 2012 through May 31, 2019 will be $1,510,552.75, payable in monthly installments of $125,879.40. This is changed from the annual rent of $1,626,961, payable in monthly installments of $135,580.08 beginning after January 31, 2014 under the current lease.

•

GSI has the option to extend the lease term for two (2) successive five (5) year periods following the expiration of the initial seven (7) year term. Rent during the renewal term will be 95% of the then fair market rental value and shall not be less than the annual rent for the last year under the lease term.

•

GSI will be reimbursed up to $25,000 for HVAC remediation costs and up to $875,000 for tenant improvement costs, subject to approval by the landlord. In addition, the landlord is responsible for any necessary replacement of the original Rooftop HVAC Units.

The foregoing description of the Amended and Restated Lease does not purport to be complete and is qualified in its entirety by the full Amended and Restated Lease attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The discussion in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Lease dated May 1, 2012 by and between GSI Group Inc. and 125 Middlesex Turnpike, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.

Date: May 4, 2012	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amended and Restated Lease dated May 1, 2012 by and between GSI Group Inc. and 125 Middlesex Turnpike, LLC.